THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THE RESALE HEREOF IS REGISTERED UNDER THE 1933 ACT, (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (3) SOLD, TRANSFERRED OR ASSIGNED TO A QIB PURSUANT TO RULE 144A.

THIS WARRANT IS ISSUED PURSUANT TO A SECURITIES PURCHASE AND EXCHANGE AGREEMENT, DATED AS OF MARCH 19, 1999, BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS WARRANT, AS AMENDED FROM TIME TO TIME, AND THE HOLDER OF THIS WARRANT AND THIS WARRANT ARE SUBJECT TO CERTAIN OF THE TERMS OF THE SECURITIES PURCHASE AND EXCHANGE AGREEMENT.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 17.

No. WN- Right to Purchase $_________ Aggregate Principal Amount of 12% Senior Convertible Notes of SUGEN, Inc.


                                   SUGEN, INC.

                  12% Senior Convertible Note Purchase Warrant



                  SUGEN, INC., a Delaware corporation, hereby certifies that, for value received, [HOLDER] or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, by an Exercise Notice (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein) given in accordance with this Warrant at any time or from time to time during the Exercise Period, $_____________ aggregated principal amount of Notes at a purchase price per Note equal to the Purchase Price.

                  As used herein the following capitalized terms, unless the context otherwise requires, have the following respective meanings:

                  "Board of Directors" means the Board of Directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

                  "Common Stock" includes the Company's Common Stock, par value $.01 per share, and the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) as authorized on the date hereof, and any other securities into which or for which the Common Stock or the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  "Common Stock Warrants" means Common Stock Purchase Warrants in the form of Exhibit 4 to this Warrant issued by the Company which entitle the holder to purchase shares of Common Stock.

                  "Company" shall include SUGEN, Inc. and any corporation that shall succeed to or assume the obligation of SUGEN, Inc. hereunder in accordance with the terms hereof.

                  "Company Put Closing Date" shall have the meaning  provided in
         Section 2(a).

                  "Company Put Notice" means a Company Put Notice, in the form of Exhibit 2 to this Warrant.

                  "Company Put Threshold Event" means a period of 20 consecutive Trading Days occurring after the date of this Warrant during which the arithmetic average of the daily Market Prices of the Common Stock shall have been at least equal to 175 percent of the Conversion Price.

                  "Conversion Notice" has the meaning to be provided or provided in the Notes.

                  "Conversion Price" shall have the meaning provided in the Initial Notes, subject to adjustment as provided therein, whether or not any of the Initial Notes is outstanding at the relevant time under this Warrant.

                  "Conversion Shares" has the meaning to be provided or provided in the Notes.

                  "Event of Default" has the meaning to be provided or provided in the Notes.

                  "Exercise  Notice"  means an  Exercise  Notice  in the form of
         Exhibit 1 to this Warrant.

                  "Exercise Period" means the period from the date of this Warrant to the Expiration Date.

                  "Expiration Date" means March 31, 2001.

                  "Fundamental Change" shall have the meaning to be provided or provided in the Notes.

                  "Initial Notes" shall mean the Notes (as defined in the Securities Purchase Agreement) and the Other Notes (as defined in the Securities Purchase Agreement).

                  "Majority Holders" means at any time the holders of this Warrant and the Other Warrants who hold this Warrant and Other Warrants and Warrant Notes which, based on the principal amount of Notes and Other Notes which at such time may be purchased upon exercise of the unexercised portions hereof and thereof, represent a majority of the aggregate principal amount of Notes and Other Notes which may at such time be purchased upon exercise of the unexercised portions hereof and thereof.

                  "Market Price" with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq or the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Note" means any of the several 12% Senior Convertible Notes in the form of Exhibit 3 to this Warrant issued by the Company upon exercise of this Warrant by the Holder or exercise by the Company of its rights under Section 1(b).

                  "Other Notes" means the 12% Senior Convertible Notes issuable or issued pursuant to the Other Warrants.

                  "Other Securities Purchase Agreements" means the several Securities Purchase and Exchange Agreements, dated as of the date of the Securities Purchase Agreement, by and between the Company and the several buyers named therein.

                  "Other  Warrants"  means  the  12%  Senior   Convertible  Note
         Purchase Warrants issued pursuant to the Other Securities Purchase Agreements.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, trust or incorporated organization, and a government or a governmental agency or political subdivision.

                  "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights hereafter issued by the Company with respect to the Common Stock).

                  "Purchase Price" means with respect to any Note an amount equal to the original principal amount of such Note.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Redemption Consideration" means:

                           (1) Common Stock Warrants which initially (x) entitle
                  the holder thereof to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) the principal amount of Notes for which this Warrant remains unexercised immediately prior to redemption of this Warrant on the Redemption Date by (ii) the Conversion Price in effect immediately prior to redemption of this Warrant on the Redemption Date and (y) have a Purchase Price (as defined in the Common Stock Warrant) equal to the Conversion Price in effect immediately prior to redemption of this Warrant on the Redemption Date, subject to adjustment as provided in the Common Stock Warrants; and

                           (2) an amount in cash equal to the product of (x) the
                  principal amount of Notes for which this Warrant remains unexercised immediately prior to redemption of this Warrant on the Redemption Date times (y) the applicable Redemption Percentage.

                  "Redemption  Date" shall have the meaning  provided in Section
         5.

                  "Redemption Notice" means a notice from the Company to the Holder which states:

                           (1) that this Warrant has been called for  redemption
                  pursuant to Section 5;

                           (2) the remaining principal amount of Notes purchasable upon exercise of the unexercised portion of this Warrant (determined on the date the Redemption Notice is given);

                           (3) based on the unexercised  portion of this Warrant
                  on the date the Redemption Notice is given, the number of shares of Common Stock which may be purchased upon exercise of the Common Stock Warrant to be issued to the Holder as part of the Redemption Consideration, stated without regard to any adjustment therein prior to the Redemption Date, and the Purchase Price (as defined in the Common Stock Warrant) of such Common Stock Warrant, stated without regard to any adjustment thereof prior to the Redemption Date;

                           (4) based on the unexercised  portion of this Warrant
                  on the date the Redemption Notice is given, the amount of the cash portion of the Redemption Consideration of this Warrant;

                           (5) the Redemption Date;

                           (6) the place where this  Warrant  shall be delivered
                  and the Redemption Consideration paid and delivered; and

                           (7) that the right to  exercise  any  portion of this
                  Warrant that is being redeemed and which has not theretofore been exercised shall terminate at 12:00 midnight, New York City time, on the Trading Day immediately preceding the Redemption Date.

                  "Redemption Percentage" means with respect to any Redemption Date during any period set forth below the percentage set forth below opposite such period:

                                                                                                    Redemption
                  Date                                                                              Percentage
                  ----                                                                              ----------
                  Date of this Warrant to date that is 365 days after such date                          110%

                  From  and  after  date  that is 366  days  after  date of this  Warrant  to
                  Expiration Date                                                                        105%


                  "Registration Statement" shall have the meaning provided in the Securities Purchase Agreement.

                  "Repurchase Event" shall have the meaning to be provided or provided in the Notes.

                  "Restricted Securities" means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

                  "Rights Agreement" means the Rights Agreement, dated as of August 1, 1995, by and between the Company and Boston EquiServe, as Rights Agent, as amended from time to time in accordance with its terms.

                  "Rule 144A" means Rule 144A as promulgated under the 1933 Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Effective Date" shall have the meaning provided in the Securities Purchase Agreement.

                  "Securities Purchase Agreement" means the Securities Purchase and Exchange Agreement, dated as of March 19, 1999, by and between the Company and the original Holder of this Warrant.

                  "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading.

                  "Transaction Documents" shall have the meaning provided in the Securities Purchase Agreement.

                  "Warrant  Closing  Date"  shall have the  meaning  provided in
         Section 2(a).

                  1. Exercise of Warrant; Company Put Right.

                  (a) Exercise by Holder. This Warrant may be exercised by the Holder in full or in part at any time or from time to time during the Exercise Period, in the following amounts during the following periods:

                  (1) during the period from the date hereof to December 31, 2000, in any calendar quarter, this Warrant may be exercised for not more than one-third of the original aggregate principal amount of the Notes issuable upon exercise of this Warrant, subject to the provisions of Section 1(c); provided, however, that any such amount for which this Warrant is not exercised in any such calendar quarter may not be carried forward to any subsequent calendar quarter in such period; and

                  (2) during the period from January 1, 2001 to the end of the Exercise Period this Warrant may be exercised in full.

                  To exercise this Warrant, the Holder shall (x) surrender this Warrant to the Company, (y) give an Exercise Notice (duly executed by the Holder) to the Company, and (z) on the applicable Warrant Closing Date, make payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in each such case, in an amount equal to the Purchase Price of the Note designated by the Holder in the Exercise Notice for such Note. On any partial exercise, the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the aggregate principal amount of Notes for which such Warrant or Warrants may still be exercised. An Exercise Notice may be surrendered by telephone line facsimile transmission to the telephone numbers shown thereon or such other numbers for the Company as shall have been specified in writing to the Holder by the Company; provided, however, that if an Exercise Notice is given to the Company by telephone line facsimile transmission the Holder shall send an original of such Exercise Notice to the Company within ten Business Days after such Exercise Notice is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any Exercise Notice shall not affect the validity of or the date on which such Exercise Notice is so given by telephone line facsimile transmission.

                  (b) Exercise of Company Put Right. (1) If a Company Put Threshold Event occurs during the Exercise Period, then at any time within ten Business Days after such Company Put Threshold Event, the Company shall have the right on one occasion only with respect to such Company Put Threshold Event to require the Holder to purchase Notes that are subject to this Warrant and that the Holder has not previously purchased, in the following amounts during the following periods:

                  (A) during the period from the date hereof to December 31, 2000, in any calendar quarter the Company may require the Holder to purchase a principal amount of Notes that is not more than one-third of the original principal amount issuable upon exercise of this Warrant; provided, however, that any such amount for which the Company does not exercise its rights in any such calendar quarter may not be carried forward to any subsequent calendar quarter; provided further, however, that if a Company Put Threshold Event occurs and the arithmetic average of the Market Price of the Common Stock during the period of 20 consecutive Trading Days used to determine the occurrence of such Company Put Threshold Event shall have been at least 200 percent of the Conversion Price, then the limitation of this clause (A) shall be inapplicable to such Company Put Threshold Event; and

                  (B) during the period from January 1, 2000 to the end of the Exercise Period, the Company may require the Holder to purchase all or any part of the Notes for which this Warrant is unexercised.

To exercise its right to require the Holder to purchase Notes, the Company shall give the Holder a Company Put Notice and the Holder shall be obligated to purchase Notes as specified in such Notice if the requirements of this Section 1(b) are satisfied.

                  (2) The Company shall be entitled to give the Company Put Notice only if the following requirements are met:

                  (A) On the date the Company Put Notice is given and at all times thereafter to and including the Company Put Closing Date, no event which, if a Note were outstanding, would constitute an Event of Default under and as defined in the Notes or which with notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing;

                  (B) On the date the Company Put Notice is given and at all times thereafter to and including the Company Put Closing Date, no event which, if a Note were outstanding, would constitute a Repurchase Event or event which with notice or passage of time, or both, would become a Repurchase Event shall have occurred and be continuing;

                  (C) The SEC Effective Date for the Registration Statement shall have occurred on or before the date the Company Put Notice is given and on the date the Company Put Notice is given and at all times thereafter to and including the Company Put Closing Date the Registration Statement shall be effective and available for use for the resale of the Conversion Shares issuable upon conversion of the Notes; and

                  (D) On the date the Company gives the Company Put Notice, the Company shall have exercised its rights under Section 1(b) of each of the Other Warrants to require the holders of the Other Warrants to purchase Other Notes in an amount which is pro rata among the Holder and the holders of the Other Warrants, based on the original principal amount of Notes for which this Warrant was exercisable and respective original principal amounts of the Other Notes for which the Other Warrants were exercisable.

                  (c) Acceleration of Exercise By Holder. Notwithstanding any limitation on exercise of this Warrant contained in Section 1(a), if the Company shall have given or been required to give to the Holder a notice in accordance with Section 7 or if a Fundamental Change shall have occurred or there shall have been any public announcement of any event or transaction that would be a Fundamental Change, then thereafter the limitations in Section 1(a) on the amount of this Warrant which may be exercised by the Holder shall not be of any further force or effect and the Holder may exercise this Warrant in whole at any time or in part from time to time.

                  2.  Delivery of and Payment for each Note,  etc., on Exercise.
(a) The date and time of each issuance and sale of a Note pursuant to the exercise by the Holder of its rights under Section 1(a) shall be not earlier than three Business Days or more than 90 days after the Holder gives a particular Exercise Notice (unless a later date is agreed to by the Holder) as specified by the Holder in such Exercise Notice (each a "Warrant Closing Date"). The date and time of issuance and sale of a Note pursuant to the exercise of the Company's rights under Section 1(b) shall be the date which is 60 days after the Company gives the Company Put Notice, or such earlier date (not sooner than five Business Days after the date the Company gives such Company Put Notice) as specified by the Holder by notice to the Company

(the "Company Put Closing Date"). The closing of such exercise shall occur at a location and time of day as mutually agreed by the Holder and the Company.

                  (b) At the closing on each Warrant Closing Date or on the Company Put Closing Date, as the case may be, upon the terms and subject to the conditions of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, one or more Notes in the aggregate principal amount stated in the applicable Exercise Notice or Company Put Notice, as the case may be, in such denominations as may be requested by the Holder, and the Holder shall pay to the Company an amount equal to the Purchase Price for the Note or Notes issuable by the Company to the Holder on such Warrant Closing Date or on the Company Put Closing Date, as the case may be.

                  (c) Except as otherwise specifically provided in Section 3, upon exercise of this Warrant by the Holder or exercise by the Company of its rights under Section 1(b) as provided herein, the Company's obligation to issue and deliver the Note or Notes shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. An Exercise Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder by telephone line facsimile transmission within two Business Days after an Exercise Notice has been given (which notice from the Company shall specify all defects in such Exercise Notice) and any Exercise Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects.

                  3. Company Conditions. The obligation of the Company to issue a Note on a particular Warrant Closing Date or on the Company Put Closing Date, as the case may be, is subject to the satisfaction of the condition precedent that on such Warrant Closing Date or on the Company Put Closing Date, as the case may be, the representations and warranties of the Holder made in Section 3 of the Securities Purchase Agreement (insofar as they relate to the Notes to be issued on such Warrant Closing Date or the Company Put Closing Date), as the case may be, or made by the Holder pursuant to Section 17, as the case may be, shall be true and correct as if made on such Warrant Closing Date or on the Company Put Closing Date, as the case may be (unless waived by the Company in its sole discretion).

                  4. Holder Conditions. The obligation of the Holder to purchase a Note on a particular Warrant Closing Date or on the Company Put Closing Date, as the case may be, is subject to the satisfaction of the following conditions precedent (any or all of which may be waived by the Holder in its sole discretion):

                  (a) On such Warrant Closing Date or on the Company Put Closing Date, as the case may be, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Warrant or the other Transaction Documents;

                  (b) The representations and warranties of the Company contained in the Transaction Documents shall have been true and correct on the respective dates of the Transaction Documents and shall be true and correct on such Warrant Closing Date or the Company Put Closing Date, as the case may be, as if made on and as of such Warrant Closing Date or the Company Put Closing Date, as the case may be (except for representations made as of a specific date, which representations shall be true and correct as of such date and except for the approvals referred to in clauses (1) through (4) of Section 4(h) of the Securities Purchase Agreement, which shall have been obtained on or prior to such date), and on or before such Warrant Closing Date or the Company Put Closing Date, as the case may be, the Company shall have performed all covenants and agreements of the Company contained in the Transaction Documents required to be performed by the Company on or before such Warrant Closing Date or on the Company Put Closing Date, as the case may be;

                  (c) On such Warrant Closing Date or on the Company Put Closing Date, as the case may be, no event which, if such Note were outstanding (1) would constitute an Event of Default under and as defined in such Note or, with the giving of notice or the passage of time, or both, would constitute an Event of Default under and as defined in such Note shall have occurred and be continuing or (2) would constitute a Repurchase Event under and as defined in such Note or, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event under and as defined in such Note shall have occurred and be continuing;

                  (d) The Company shall have delivered to the Holder its certificate, dated such Warrant Closing Date, or the Company Put Closing Date, as the case may be, duly executed by its Chief Executive Officer to the effect set forth in subparagraphs (a), (b), and (c) of this Section 4;

                  (e) On such Warrant Closing Date or the Company Put Closing Date, as the case may be, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of California or the State of New York shall not have been declared by either federal or state authorities; and

                  (f) In the case of the exercise by the Company of its rights under Section 1(b), the requirements and conditions precedent of Section 1(b)(2) shall have been satisfied.

                  5. Redemption. (a) If (x) the Company shall exercise its right to redeem all outstanding Initial Notes, all outstanding Notes and all outstanding Other Notes, in each such case pursuant to Section 1.2 thereof, or
(y) the Company shall have satisfied and discharged all outstanding Initial Notes, all outstanding Notes and all outstanding Other Notes, in each such case in accordance with Article VI thereof, then in the case of either the preceding clause (x) or (y) the Company shall have the right on one occasion only to redeem all of this Warrant in accordance with this Section 5 by issuance and delivery and payment to the Holder of the Redemption Consideration. The Company's right to redeem this Warrant shall be exercised by a Redemption Notice from the Company to the Holder given not less than 45 or more than 60 days prior to the date on which such redemption is to occur (the "Redemption Date"). If this Warrant is called for redemption pursuant to this Section 5, the Company shall simultaneously therewith call for redemption all of the Other Warrants in accordance with their terms that are similar to this Section 5.

                  (b) If the Company shall have exercised its right to redeem this Warrant, then (1) the Company shall thereafter no longer have the right to exercise its rights under Section

1(b) and (2) the Holder's right to exercise this Warrant shall terminate at 12:00 midnight, New York City time, on the Trading Day preceding the applicable Redemption Date unless, in the case of this clause (2), otherwise agreed by the Company or the Company shall fail to issue and deliver and pay the Redemption Consideration in full to the Holder as and when due. If this Warrant is being redeemed in connection with a redemption described in clause (x) of Section 5(a), then the Redemption Notice given to the Holder shall be deemed for all purposes of any Notes issued to the Holder after such Redemption Notice is given which Notes are outstanding on the Redemption Date to be the notice of redemption required by Section 1.2 of such Notes to redeem such Notes in accordance with the terms thereof on the Redemption Date.

                  (c) From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation or surrender to the Company of this Warrant by or on behalf of the Holder, deliver or cause to be delivered, and pay or cause to be paid by wire transfer of funds to the account specified for such purpose by the Holder to or upon the written order of the Holder the Redemption Consideration. From and after the Redemption Date and upon the delivery and payment of the Redemption Consideration in full to the Holder, this Warrant shall terminate and become void and all rights hereunder shall cease.

                  6. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

                  7. Notices to Holder Prior to Certain Actions. The Company shall give notice to the Holder of the actions specified in Section 2.6 of the Notes as and when required by the Notes, whether or not any Note is outstanding, and Section 2.6 of the Notes (and any related definitions of capitalized terms used therein) are hereby incorporated herein as if set forth in full. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give an Exercise Notice for this Warrant and a Conversion Notice for the Note issuable upon exercise of this Warrant by reason of such Exercise Notice, which Exercise Notice and Conversion Notice are contingent on the completion of such action.

                  8. Reservation of Stock, etc., Issuable on Conversion of Notes. The Company will at all times comply with Section 2.5 of the Notes, whether or not any Note is outstanding, and Section 2.5 of the Notes (and any related definitions of capitalized terms used therein) are hereby incorporated herein as if set forth in full.

                  9. Transfer of Warrant. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder in Person or by the Holder's duly authorized attorney, upon surrender of this Warrant properly endorsed. If this Warrant or any predecessor instrument shall have been exercised in part by the Holder or the Holder's predecessor in interest within 90 days prior to the transfer of this Warrant and by reason of such exercise any Warrant issued on such transfer shall, pursuant to Section 1(a), be exercisable for a principal amount of Notes that is less than one-third of the aggregate principal amount of Notes shown on the face of the Warrant so issued on such transfer, then the Company shall place a notation on the Warrant so issued as to the remaining portion less than such one-third that is so exercisable and the period during which such limitation shall apply.

                  10. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

                  11. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 10, for one or more new Warrants of like tenor representing in the aggregate the right to purchase the principal amount of the Notes which may be purchased hereunder, each of such new Warrants to represent the right to purchase such principal amount of the Notes as shall be designated by the Holder at the time of such surrender.

                  12. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor. In connection with the issuance of any such new Warrant, the Holder shall pay or reimburse the Company for the reasonable and documented attorneys' fees and expenses incurred by the Company in connection therewith (but not in excess of $500.00 for each such issuance).

                  13. Warrant Agent. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock or any institution that would be qualified pursuant to the Trust Indenture Act of 1939, as amended, to serve as indenture trustee for the Notes as the Company's agent for the purpose of issuing Notes on the exercise of this Warrant by the Holder pursuant to Section 1(a) or the exercise by the Company of its rights under
Section 1(b), and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 11, and replacing this Warrant pursuant to Section 12, or any of the foregoing, and thereafter any such exercise, exchange or replacement, as the case may be, shall be made at such office by such agent.

                  14. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  15. No Rights or Liabilities as Holder of Note or as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Except as otherwise specifically provided in this Warrant, this Warrant shall not entitle the Holder to any rights as a holder of a Note. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Notes purchasable hereunder or the Common Stock issuable upon exercise of the Notes until, and only to the extent that, this

Warrant shall have been exercised in accordance with its terms or any such Note shall have been converted in accordance with its terms, as the case may be.

                  16. Notices, etc. All notices and other communications from the Company to the Holder shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or at the address shown for the Holder on the register of Warrants referred to in Section 10.

                  17. Transfer Restrictions. This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred unless (1) the transferee is an "accredited investor" (as defined in Regulation D under the 1933 Act) or a QIB in a transfer that meets the requirements of Rule 144A and
(2) in the case of a transfer to any Person described in the immediately preceding clause (1) who is not a QIB, the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act. Prior to any such transfer to a transferee who is not a QIB, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus relating thereto, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations under Sections 5(a), 5(b), 8, 9 and 10 of the Securities Purchase Agreement, such transfer shall otherwise be made in compliance with Section 10(j) of the Securities Purchase Agreement.

                  18. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to
Section 13 or 15(d) under the 1934 Act, make available to the Holder or the holder of any Note issued pursuant to this Warrant, Common Stock Warrant issued upon redemption of this Warrant or shares of Common Stock issued upon conversion or exercise thereof which continue to be Restricted Securities in connection with any sale hereof or thereof and any prospective purchaser of this Warrant from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder or such holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

                  19. Legend. Unless theretofore registered for resale under the 1933 Act, each Note issued upon exercise of this Warrant shall bear the legend appearing on the first page of the Note.

                  20. Limitation of Holder's Liability. In connection with any exercise by the Company of its rights under Section 1(b), the Holder (a) shall be liable for damages from breach of the Holder's obligations relating to such exercise only if and to the extent such breach shall have been determined by final judgment, not subject to further appeal, of a court of competent jurisdiction to have resulted from conduct of the Holder which constitutes gross negligence or willful misconduct, (b) shall have no liability in connection with any dispute or legal action relating to such exercise if at any time prior to a final judgment referred to in the immediately preceding clause (a) the Holder shall have tendered the Purchase Price of all Notes the purchase of which is in dispute (in which case the Company shall issue such Notes to the Holder in accordance with this Warrant) and (c) if the immediately preceding clause (b) is inapplicable, shall not in any event be liable for damages or liability arising from or in any way relating to any breach or alleged breach by the Holder of its obligations under this Warrant or otherwise in connection with this Warrant in an amount in excess of the principal amount of Notes issuable upon exercise of the unexercised portion of this Warrant. This Warrant and the terms and provisions hereof are for the sole and exclusive benefit of the Holder, the Company and the Holder's permitted assigns and in no event shall the Holder have any liability to any stockholder or creditor of the Company or any other Person (other than the Company, subject to the limitations on liability to the Company contained herein) in any way relating to or arising from this Warrant or the transactions contemplated hereby.

                  21. Miscellaneous. (a) This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  (b) Prior to issuance of any Note or Other Note upon exercise of this Warrant or any Other Warrant, the terms and provisions of the Notes and Other Notes which may be so issued upon such exercise may not be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Majority Holders, provided that no such change, waiver, discharge or termination shall, prior to issuance of any Note or Other Note, without the consent of the Holder and the holders of the Other Warrants affected thereby, (i) extend the scheduled final maturity of any such Note or Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or reduce the principal amount thereof or the Optional Redemption Consideration (as defined therein), Repurchase Price (as defined therein) or Registration Repurchase Price (as defined therein), (ii) amend, modify or waive any provision of Section 8.3 thereof, (iii) reduce any percentage specified in, or otherwise modify, the definition of "Majority Holders" in any such Note or Other Note, or (iv) except as provided in any such Note or other Note, change the method of calculating the "Conversion Price" (as defined therein) in a manner adverse to the Holder.

                  22. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated: March 24, 1999               SUGEN, INC.



                                    By:  ________________________________
                                                    James L. Knighton
                                                Senior Vice President and
                                                 Chief Financial Officer